Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Citizens First Bancorp, Inc., (the “Company”) on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy D. Regan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Timothy D. Regan

Timothy D. Regan Chief Financial Officer August 8, 2007

*	A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Citizens First Bancorp, Inc. and will be retained by Citizens First Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.